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                                                                   EXHIBIT 23(c)
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                                   CONSENT OF
                            WRIGHT AND COMPANY, INC.

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                                                                   Exhibit 23(c)


                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

         We consent to the references to our company in the Prospectus portion of the Registration Statement, including under the heading "Experts."


Wright & Company, Inc.                     By:  /s/ D. Randall Wright
                                                --------------------------------
                                                D. Randall Wright
August 1, 2005                                  President